UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 19, 2003

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-31633	94-3217016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place Hayward, CA	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 732-8400

ITEM 5.	OTHER EVENTS

Kosan Biosciences Incorporated (“Kosan”) and The Sloan-Kettering Institute for Cancer Research (“Sloan-Kettering”) have agreed to settle litigation between them regarding their August 2000 research and license agreement. Under the terms of the settlement, pending litigation is required to be dismissed, and Kosan and Sloan-Kettering have agreed that rights to epothilone analogs that have been in dispute are included in the exclusive license Sloan-Kettering granted to Kosan in the research and license agreement, and that so long as Kosan makes the payments required under the settlement Sloan-Kettering will not have the right to terminate that agreement (including Kosan’s exclusive license from Sloan-Kettering for KOS-862) on the basis of any alleged breach prior to the settlement. Kosan is obliged under the settlement agreement to make contingent and non-contingent payments to Sloan-Kettering that Kosan does not expect to be material to Kosan’s business, and to undertake certain development activities with the previously disputed epothilone analogs.

This Current Report on Form 8-K contains “forward-looking” statements. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expect” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Kosan to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in Kosan’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Report on Form 10-Q for the period ended June 30, 2003, and other periodic filings with the SEC. Kosan does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED (Registrant)

By:	/s/ MICHAEL S. OSTRACH
Michael S. Ostrach President and Chief Operating Officer

Dated: September 25, 2003